Exhibit 10.1

Common Stock Option No: xxxxx

EMPLOYEE COMMON STOCK OPTION AGREEMENT

(Performance Vesting U.S. Agreement)

EMPLOYEE COMMON STOCK OPTION AGREEMENT, dated as of ______________ (this “Agreement”), by and between BIOTA PHARMACEUTICAL, INC., a Delaware corporation (the “Company”), and [NAME] (the “Optionee”).

R E C I T A L S:

WHEREAS, the Company has previously adopted the Biota Biopharmaceutical 2007 Omnibus Equity and Incentive Plan, as amended (the “Plan”) in order to attract, retain and motivate service providers of the Company and its subsidiaries, and so that such individuals may participate in the Company’s long-term growth of the Company and its subsidiaries; and

WHEREAS, the Company desires to grant to the Optionee an option (the “Option”) to purchase a number of shares of the Company’s Common Stock (the “Stock”) pursuant to the Plan and the terms and conditions contained in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Optionee, intending to be legally bound, agree as follows:

Section 1.     Grant of Option. The Company grants to the Optionee, pursuant to the Plan and the terms and conditions of this Agreement, an Option to purchase that number of shares of Stock and at the exercise price set forth on Schedule A.

(a)           This Option shall have the tax status set forth on Schedule A.

(i)     If so designated on Schedule A, this Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, however, the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with the Optionee’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO OPTIONEE: If the Option is exercised more than three (3) months after the date on which you cease to be an employee (other than by reason of your death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a Non-Qualified Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.) Notwithstanding the foregoing, to the extent that the Option (together with all Incentive Stock Options granted to the Optionee under all equity plans of the Company and its subsidiaries, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as Non-Qualified Stock Options. For purposes of this Section, options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of Stock is determined as of the time the option with respect to such Stock is granted. If the Option is treated as an Incentive Stock Option in part and as a Non-Qualified Stock Option in part by reason of the limitation set forth in this Section, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. (NOTE TO OPTIONEE: If the aggregate exercise price of the Option (that is, the exercise price multiplied by the number of shares of Stock subject to the Option) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other equity plan of the Company and its subsidiaries) is greater than $100,000, you should contact the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option).

(ii)     If Schedule A designates this Option as a Non-Qualified Stock Option, then it shall be treated as such and shall not be treated as an Incentive Stock Option.

Section 2.     Term of Option. Unless earlier terminated pursuant to the other provisions of this Agreement, the Option shall terminate at the close of business on the date referred to on Schedule A (the “Expiration Date”).

(a)     In addition, at the close of business on the date the Optionee’s employment with the Company or any subsidiary terminates for any reason whatsoever, the Option shall terminate as to that number of shares of Stock as to which the Option is not vested on that date.

(b)     If the Optionee’s employment is terminated for Cause (as defined in Company policy), the unexercised portion of the Option (whether or not vested) will terminate immediately upon the Optionee’s termination of employment. If the Optionee’s employment with the Company or any subsidiary terminates for any reason other than Cause, death, Disability, then the Option may be exercised to the extent vested on the date of the Optionee’s termination of employment at any time prior to the earlier of the Expiration Date and three (3) months after the date of the Optionee’s termination of employment, and any part of the Option which is not exercised within such period shall terminate.

(c)     If the Optionee’s employment with the Company or any subsidiary terminates by reason of his or her death or Disability, then the Option may be exercised, as to the entire number of whole shares of Stock that are vested on the date of the Optionee’s death or Disability, at any time prior to the earlier of the Expiration Date and twelve (12) months after the date of the Optionee’s death or Disability, and any part of the Option which is not exercised within such period shall terminate.

(d)     For all purposes of this Agreement, the Optionee’s employment with the Company or any subsidiary shall terminate at the time when the employment relationship between the Optionee and the Company or any subsidiary is terminated for any reason, which time shall be conclusively determined by the Committee. No termination of employment shall be deemed to occur (i) when there is a simultaneous reemployment of the Optionee by the Company or any subsidiary, (ii) at the discretion of the Committee, and subject to applicable law, when a leave of absence has been granted by the Company, and (iii) at the discretion of the Committee, when the termination is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the Optionee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to termination of employment, including, but not by way of limitation, the question of whether a termination of employment resulted from a discharge for Cause.

(e)     For purposes of this Agreement, “Disability” shall mean “disability” as defined in any written employment or other agreement between the Optionee and the Company or any subsidiary applicable to this Option, or if not defined in such an agreement, or if there is no such agreement, as defined in the Company’s long-term disability plan. To the extent that the preceding sentence is in applicable to the Optionee, then “Disability” shall mean the permanent and total disability of the Optionee, within the meaning of Section 22(d)(3) of the Code.

Section 3.      Change in Control

(a)     To the extent the Option is not assumed, continued, or replaced with a substantially equivalent option for the surviving entity’s capital stock in connection with the Change in Control, then, to the extent that the Option is outstanding immediately prior to the Change in Control and provided that the Optionee’s employment has not terminated prior to the Change in Control, the Option shall become immediately vested and exercisable in full as of the day immediately prior to the consummation of the Change in Control. This Option shall terminate and cease to be outstanding effective as of the time of consummation of a Change in Control to the extent that the Option is neither assumed, continued, or replaced with a substantially equivalent option for the surviving entity’s capital stock in connection with the Change in Control, nor exercised as of the time of the Change in Control.

(b)     Except as otherwise provided in Section 2, the Option shall vest as provided on Schedule A. Notwithstanding the foregoing, in the event of a Change in Control, and conditioned on the Optionee’s continuous employment with the Company or any subsidiary from the date of grant through the date of the consummation of such Change in Control, if the Optionee has been employed by the Company:

(i)        For less than six (6) months on the date of the consummation of the Change in Control, the Option shall vest as to that number of whole shares of Stock (rounding down) as is equal to twenty-five percent (25%) of the number of unvested shares then subject to the Option.

(ii)       For six (6) months or more but less than twelve (12) months on the date of the consummation of the Change in Control, the Option shall vest as to that number of whole shares of Stock (rounding down) as is equal to fifty percent (50%) of the number of unvested shares then subject to the Option.

(iii)      For twelve (12) months or more on the date of the consummation of the Change in Control, the Option shall vest as to that number of whole shares of Stock as is equal to one-hundred percent (100%) of the number of unvested shares then subject to the Option.

Section 4.     Manner of Exercise.

(a)     To exercise the Option, the Optionee shall provide written notice of such exercise in the form provided in Annex 1 to the Secretary of the Company (or such other person designated in writing by the Company for this purpose) at the Company's then principal office. The notice shall specify the number of shares of Stock for which the Option is being exercised and shall be accompanied by a payment to the Company in full of the aggregate exercise price (in accordance with the procedures set forth in Annex 1), plus the amount of the withholding taxes determined by the Company to be due upon the purchase of such number of shares of Stock (unless the Committee shall have consented to the making of other arrangements with the Optionee with respect to the payment of such withholding taxes or unless the Plan authorizes another such arrangement). In addition, if the Optionee, at the time of exercise, is subject to the reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended, the Optionee may direct the Company to retain shares of Stock that the Optionee would otherwise receive in connection with the exercise of the Option to pay the exercise price of the Option.

(b)     Delivery of the notice of exercise shall constitute an irrevocable election to purchase the Stock specified in the notice, and the date on which the Company receives the notice accompanied by payment in full of the exercise price for the Stock covered by the notice and the applicable withholding taxes shall be the date as of which the Stock shall be deemed to have been issued.

(c)     To exercise the Option upon the Optionee’s death, the persons who acquire the right to exercise the Option must prove to the Committee’s satisfaction that they have duly acquired the Option and that they have paid (or have provided for payment of) any taxes, such as estate, transfer, inheritance or death taxes, payable with respect to the Option or to the Stock to which it relates.

Section 5.     Transferability. If the Option granted is designated on Schedule A as an “Incentive Stock Option,” the Option may be transferred only by will or the laws of descent and distribution and may be exercised during the Optionee’s lifetime only by the Optionee. In addition, if this Option is designated on Schedule A as a “Non-Qualified Stock Option,” the Option may be transferred in accordance with Section 17(j) of the Plan, without consideration, to a Permitted Assignee.

Section 6.     Withholding Taxes.

(a)     The Optionee shall pay to the Company (or otherwise make arrangements satisfactory to the Committee for the payment of) the amount of the Federal, state, local, and foreign income, employment, and other taxes required, in the Company’s sole judgment, to be collected or withheld with respect to the Option. Except as provided below, such amount shall be paid to the Company in cash. In the Company’s discretion, the Optionee’s tax obligations may be paid by the surrender of that number of whole shares of Stock with a Fair Market Value (valued on the date of exercise) as shall be equal to, but does not exceed, the minimum statutory amounts required to be collected or withheld by the Company with respect to the exercise of the Option as provided in Section 17(f) of the Plan.

(b)     If the Option is designated as an Incentive Stock Option, then the Optionee agrees that at the time of any “disqualifying disposition” (within the meaning of Section 422 of the Code and the regulations thereunder), the Optionee shall notify the Company of such disqualifying disposition and shall pay to the Company (or otherwise make arrangements satisfactory to the Committee for the payment of) the amount of the Federal, state, local and foreign income, employment and other taxes required, in the Company’s sole judgment, to be collected or withheld with respect to the disqualifying disposition of the Stock acquired upon exercise of the Option. Such amount shall be paid to the Company as provided in Section 5(a) above.

Section 7.     Lock-Up Period. The Optionee agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any firm commitment underwritten public offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), the Optionee shall not sell or otherwise transfer any shares of Stock or other securities of the Company (other than any securities of the Company being registered in such offering) or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock, without the prior written consent of the Company and the Managing Underwriter, commencing on the initial date that securities are offered for sale under such offering and continuing for up to 180 days (the “Market Standoff Period”) thereafter or such greater period, not to exceed an additional twenty (20) days, in order to permit the underwriters to issue research reports in compliance with NASD Rule 2711(f)(4). The Optionee further agrees to execute promptly such agreements as may be reasonably requested by the Managing Underwriter in connection with such offering that are not inconsistent with this Section and that are deemed reasonably necessary by such Managing Underwriter to further evidence or to give further effect hereto. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

Section 8.     Rights in Stock Before Issuance and Delivery. The Optionee shall not have any rights as a stockholder of the Company with respect to the Stock underlying the Option unless and until such Stock has been issued to the Optionee as fully paid Stock. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 16(a) of the Plan.

Section 9.     No Right to Employment. Nothing contained in this Agreement shall be construed to confer on the Optionee any right to continue as an employee of the Company or to derogate from any right of the Company to retire, request the resignation of or discharge the Optionee, or to lay off or require a leave of absence of the Optionee, with or without pay, at any time, for any reason.

Section 10.   Qualifications to Exercise. Notwithstanding anything in this Agreement to the contrary, in no event may the Option be exercisable if the Company shall, at any time and in its sole discretion, determine that (a) the listing, registration or qualification of any shares of Stock otherwise deliverable upon such exercise, upon any securities exchange or under any state, federal, or foreign law, or (b) the consent or approval of any regulatory body, is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company (regardless of any termination of the Option prior to such listing, registration, qualification or approval). The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained. The Company shall not be required to issue fractional shares of Stock upon the exercise of the Option.

Section 11.   Conditions to Transfer. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. The certificate issued to evidence such shares of Stock may bear appropriate legends summarizing these restrictions.

Section 12.   Entire Agreement. This Agreement and the Plan contain the entire agreement between the parties with respect to the Option and supersede all prior agreements or understandings among the parties related to such matters.

Section 13.   Administration. All questions of interpretation concerning this Agreement, the Plan, or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Committee. All such determinations by the Committee shall be final, binding, and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith. Any and all actions, decisions, and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Option or other agreement(s) (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

Section 14.   Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon the Optionee and his or her permitted transferees, heirs, executors, administrators and legal representatives.

Section 15.     Further Instruments. The parties to this Agreement agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

Section 16.     Amendment; Termination; Waiver. This Agreement may be amended or terminated, and its terms or covenants waived, only by a written instrument executed on behalf of the Company (as authorized by the Committee) and the Optionee.

Section 17.     Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Optionee by the Company or any subsidiary, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of the Company’s headquarters (with respect to the Company), the address of the Optionee in the records of the Company, or at such other address as such party may designate in writing from time to time to the other party.

The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Optionee electronically. In addition, if permitted by the Company, the Optionee may deliver electronically Schedule A and the Form of Exercise Notice attached as Annex 1 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

The Optionee acknowledges that the Optionee has read this Section 17 and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Notices described above. The Optionee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Optionee by contacting the Company by telephone or in writing. The Optionee further acknowledges that the Optionee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Optionee understands that the Optionee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Optionee may revoke his or her consent to the electronic delivery of documents described in this Section or may change the electronic mail address to which such documents are to be delivered (if Optionee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Optionee understands that he or she is not required to consent to electronic delivery of documents described in this Section 17.

Section 18.     Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Section 19.     Defined Terms/Construction. Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meaning ascribed to them in the Plan. Captions and titles contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

Section 20.     The Plan. The Optionee acknowledges having received a copy of the Plan. The Option is subject to all of the terms and provisions of the Plan, all of which are incorporated by reference. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BIOTA PHARMACEUTICAL, INC.

By:__________________________

Russ Plumb

President & CEO

OPTIONEE

______________________________

NAME

SCHEDULE A

Name of Optionee:	____________________________________

Option Number:	____________________________________

Date of Grant:	____________________________________

Option Exercise Price:	$x.xx per share

Number of Shares Subject to Option:	____________________________________

The Option is designated as an	___ Incentive Stock Option ___ Non-Qualified Stock Option

Vesting:

The Option shall be one hundred percent 100% vested and exercisable upon the successful completion of the Phase 2 IGLOO trial on or before June 30, 2015. For this purpose, a “successful completion” of such a trial shall mean hitting the primary endpoint for the trial, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, at any time prior to June 30, 2015, the Committee, in its sole discretion, may determine that, based on the trial’s status or results from the trial, that it will not be successfully completed, then the Committee may declare the trial unsuccessful and the Option shall be forfeited. Except as otherwise provided in the Agreement relating to a Change in Control or in a written employment or service agreement between the Company (or a subsidiary of the Company) and the Optionee, if the Optionee terminates his or her employment prior to the successful completion of the Phase 2 IGLOO trial, or the preceding sentence applies, the Optionee shall forfeit the Option in its entirety.

Expiration Date:	(6 years from Date of Grant)

By:
Russell H. Plumb President & CEO

OPTIONEE:

ANNEX 1

FORM OF ELECTION TO EXERCISE

(To be executed upon exercise of Option).

The undersigned elects to exercise the right pursuant to the stock option agreement between the undersigned and Biota Pharmaceutical, Inc. (the “Company”), dated as of _______________, 20_____ (the “Agreement”), to purchase _____ shares of the Company’s Common Stock (the “Shares”).

Choose one or more of the following options:

_____	Cash payment for __________ Shares in the amount of $_____________.

_____

Payment for __________ Shares through a cashless exercise arrangement. The undersigned's broker must forward the amount of cash necessary to purchase the Shares. Such broker will receive the Shares, and will forward the net proceeds of the cashless exercise to the undersigned.

_____	If permitted by the Option Agreement, payment for __________ Shares by having the Company retain Shares that the undersigned would otherwise receive in connection with the exercise.

The undersigned requests that certificates for the Shares be registered in the name of the undersigned.

Dated: _____________, 20____

__________________________

Optionee

__________________________

Social Security Number